Consent of Independent Certified Public Accountants

     We have issued our report dated June 18, 1999 accompanying the financial statements of Van Kampen Merritt Insured Income Trust, Series 67 as of April 30, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP

Chicago, Illinois
August 25, 1999